Exhibit 99.1

IEC ANNOUNCES ADDITIONAL RESTATEMENT ITEM

•	FY2014 Excess and Obsolete Inventory Reserve Was Understated By Approximately $700,000

•	Company Expects To Timely File Its 2Q 2015 10-Q On May 11, 2015

Newark, New York, May 7, 2015 - IEC Electronics Corp, (NYSE MKT: IEC) today announced that management concluded and the Audit Committee of the Board of Directors of the Company concurred that the previously issued consolidated financial statements covering the Company’s FY 2014, the fiscal quarters ended December 27, 2013 ("Q1-2014"), March 28, 2014 (“Q2-2014”) and June 27, 2014 (“Q3-2014”) (collectively, the “Restated Periods”), require restatement for an additional error and should no longer be relied upon.

These financial statements contained an error in the estimation of the excess and obsolete inventory reserve at the Company's Albuquerque and SCB operating locations resulting in an understatement of cost of goods sold and overstatement of inventory. We currently estimate cost of goods sold was understated by approximately $0.2 million, $0.1 million, $0.1 million and $0.3 million in Q1-2014, Q2-2014, Q3-2014 and September 30, 2014 ("Q4-2014"), respectively. We currently estimate inventory was overstated by approximately $0.2 million, $0.4 million, $0.4 million and $0.7 million as of the end of Q1-2014, Q2-2014, Q3-2014 and Q4-2014, respectively. For FY 2014, we currently estimate cost of goods sold was understated and inventory was overstated by approximately $0.7 million.

The Company estimates that the adjustments required to correct this error (the "Excess and Obsolete Inventory Reserve Adjustments"), together with the adjustments required to correct the error in the valuation allowance on deferred income tax assets (the "Deferred Income Tax Adjustments"), (collectively, the “Adjustments”) will likely result in approximately the following amounts (in thousands, except per share data):

Gross Profit
	Q1-2014	Q2-2014	Q3-2014	Q4-2014	FY 2014
As Reported	3,610	4,770	3,880	3,786	16,045
Excess and Obsolete Inventory Reserve Adjustment	(232)	(126)	(85)	(278)	(721)
Restated	3,378	4,644	3,795	3,508	15,324

Income/(Loss) Before Provision for Income Taxes*
	Q1-2014	Q2-2014	Q3-2014	Q4-2014	FY 2014
As Reported	(1,716)	(931)	25	1,151	(1,471)
Excess and Obsolete Inventory Reserve Adjustment	(232)	(126)	(85)	(278)	(721)
Restated	(1,948)	(1,057)	(60)	873	(2,192)

Net Income/(Loss)*
	Q1-2014	Q2-2014	Q3-2014	Q4-2014	FY 2014
As Reported	(1,099)	(569)	22	(446)	(2,092)
Deferred Income Tax Adjustment	—	(14,019)	3	1,758	(12,258)
Excess and Obsolete Inventory Reserve Adjustment	(232)	(126)	(85)	(278)	(721)
Restated	(1,331)	(14,714)	(60)	1,034	(15,071)

Diluted Earnings per Share*
	Q1-2014	Q2-2014	Q3-2014	Q4-2014	FY 2014
As Reported	(0.11)	(0.06)	—	(0.05)	(0.21)
Deferred Income Tax Adjustment		(1.43)	—	0.18	(1.25)
Excess and Obsolete Inventory Reserve Adjustment	(0.03)	(0.01)	(0.01)	(0.03)	(0.07)
Restated	(0.14)	(1.50)	(0.01)	0.10	(1.53)
* Quarterly As Reported plus Adjustment amounts are rounded separately to the nearest thousand, and as a result the sum of these amounts may not equal the Restated amount. In addition, quarterly per-share amounts are rounded separately to the nearest cent, and as a result the sum of the quarterly amounts may not equal the computed per-share amount for the full year.

Revenues as previously reported will not be impacted by the Adjustments. The Adjustments also will not impact the Company’s liquidity, cash flow from operations or other cash position.

The Company violated certain covenants related to minimum quarterly EBITDARS, maximum Debt to EBITDARS Ratio and minimum Fixed Charge Coverage Ratio, (collectively the "Financial Covenants"), contained and defined in its Fourth Amended and Restated Credit Facility Agreement (“Credit Agreement”) with Manufacturers and Traders Trust Company (“M&T”) in Q1-2014 and Q2-2014. The Company does not believe that the Adjustments for the Restated Periods will cause it to violate additional Financial Covenants during FY 2104. The Company will be unable to file its Form 10-Q for the fiscal quarter ended December 26, 2014 until the restatements related to the Adjustments are completed. The Company expects to file its Form 10-K/A and Forms 10-Q for the fiscal quarters ended December 26, 2014 and March 27, 2015 such that its Form 10-Q for the fiscal quarter ended March 27, 2015 is filed timely.

The restatement of the consolidated financial statements will be implemented as follows. The Company intends to amend its Annual Report on Form 10-K for FY 2014 to restate the Company’s consolidated financial statements for FY 2014 as well as for Q1-2014, Q2-2014 and Q3-2014 (the “Interim 2014 Statement Periods”) to reflect the Adjustments applicable to each of those periods. A footnote to the restated FY 2014 consolidated financial statements to be contained in the Form 10-K/A for FY 2014 will contain a more detailed description of the impact of the accounting error in each of the Interim 2014 Statement Periods. The Company does not plan to file amendments to its Quarterly Reports on Form 10-Q for the Interim 2014 Statement Periods. Accordingly, the Company cautions investors that certain information contained in the Quarterly Reports on Form 10-Q previously filed for the Interim 2014 Statement Periods, specifically the consolidated financial statements contained in those reports and the information derived therefrom, should no longer be relied upon.

In addition, the Company’s Quarterly Reports on Form 10-Q during the remainder of its 2015 fiscal year will restate the comparable prior year quarterly information.

As a result of the matters described above, management has concluded that there were material weaknesses in the Company’s internal control over financial reporting during FY 2014. Management will revise its conclusions as to the effectiveness of the Company’s internal controls during the Restated Periods in the Form 10-K/A described above. Management has identified steps it believes are necessary to remediate the material weaknesses and discussed them with the Audit Committee, and is in the process of developing a remediation plan, which will be discussed in the Form 10-K/A. Management believes implementation of the remediation plan will be underway by the time the Company files its Quarterly Reports on Form 10-Q for the quarters ended December 26, 2014 and March 27, 2015.

Management and the Audit Committee have discussed the Excess and Obsolete Inventory Reserve Adjustments described herein with Crowe Horwath LLP, the Company’s current independent registered public accounting firm. EFP Rotenberg, LLP, the Company's independent registered public accounting firm for the fiscal year ended September 30, 2014, declined to take a position regarding the Company's conclusion on the excess and obsolete inventory reserve described herein.

About IEC Electronics
IEC Electronics is a provider of electronic manufacturing services ("EMS") to advanced technology companies that require mission-critical applications, primarily in the military and aerospace, medical, industrial and communications sectors. The Company specializes in the custom manufacture of high reliability, complex circuit boards, system level assemblies, a wide array of custom wire and cable harness assemblies, precision metal assemblies, and provides laboratories for advanced research and testing services. As a full service EMS provider, IEC holds all appropriate certifications for the market sectors it supports including ISO 9001:2008, AS9100C, ISO 13485, Nadcap and IPC QML.  IEC Electronics is headquartered in Newark, NY (outside of Rochester) and also has operations in Rochester, NY, Albuquerque, NM and Bell Gardens, CA. Additional information about IEC can be found on its web site at www.iec-electronics.com.

Safe Harbor
This release contains certain statements that are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934, and are made in reliance upon the protections provided by such Acts for forward-looking statements.  These forward-looking statements (such as when the Company describes what it "believes", "expects", or "anticipates" will occur, and other similar statements) include, but are not limited to, statements regarding future sales and operating results, future prospects, the capabilities and capacities of business operations, any financial or other guidance and all statements that are not based on historical fact, but rather reflect the Company's current expectations concerning future results and events.  The ultimate correctness of these forward-looking statements is dependent upon a number of known and unknown risks and events and is subject to various uncertainties and other factors that may cause the Company's actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements.

The following important factors, among others, could affect future results and events, causing those results and events to differ materially from those views expressed or implied in the Company's forward-looking statements: business conditions and growth or contraction in the Company's customers' industries, the electronic manufacturing services industry and the general economy; variability of the Company's operating results; the Company's ability to control its material, labor and other costs; the Company's dependence on a limited number of major customers; the potential consolidation of the Company's customer base; availability of component supplies; dependence on certain industries; variability and timing of customer requirements; technological, engineering and other start-up issues related to new programs and products; uncertainties as to availability and timing of governmental funding for the Company's customers; the types and mix of sales to the Company's customers; the Company's ability to assimilate acquired businesses and to achieve the anticipated benefits of such acquisitions; unforeseen product failures and the potential product liability claims that may be associated with such failures; the availability of capital and other economic, business and competitive factors affecting the Company's customers, the Company's industry and business generally; failure or breach of the Company's information technology systems; natural disasters; and other factors that the Company may not have currently identified or quantified.  Additional risks and uncertainties resulting from the restatement of the Company's financial statements included in the Company's Annual Report on Form 10-K/A filed with the Securities and Exchange Commission ("SEC") on July 3, 2013 and in the Company's Form 10-Q/A filed on the same date are described in detail in the Company's Form 10-K for the fiscal year ended September 30, 2014 filed with the SEC on November 25, 2014 (the "2014 Form 10-K").  Any one or more of such risks and uncertainties could have a material adverse effect on the Company or the value of its common stock.  For a further list and description of various risks, relevant factors and uncertainties that could cause future results or events to differ materially from those expressed or implied in our forward-looking statements, see Part I including "Risk Factors," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections in the 2014 Form 10-K and the Company’s subsequently filed SEC reports.

The Company undertakes no obligation to publicly update or correct any forward-looking statements, whether as a result of new information, future events, or otherwise.  All forward looking statements are expressly qualified by these cautionary statements.

Contact:	Michael T. Williams	John Nesbett or Jennifer Belodeau
	CFO	Institutional Marketing Services (IMS)
	IEC Electronics Corp.	(203) 972-9200
	(315)332-4308	jnesbett@institutionalms.com
	mwilliams@iec-electonics.com	jbelodeau@institutionalms.com